Exhibit 23 h (iii) under Form N-1A
                                             Exhibit 10 under Item 601/Reg. S-K

                         SHAREHOLDER SERVICES AGREEMENT

                                LETTER AGREEMENT

                           The Stratevest Group, N.A.

                                 111 Main Street

                         Burlington, Vermont 05402-0409

                                                              September 15, 2000

Stratevest Funds
5800 Corporate Drive
Pittsburgh, PA 15237-7010

RE:   Shareholder Services Fees

Dear Sirs:

      Under the Shareholder Services Agreement between The Stratevest Group, N.A. ("Stratevest") and Stratevest Funds (the "Trust"), dated September 15, 2000, the Adviser agrees to waive a portion of its shareholder services fee equal to 0.05%, such that the total shareholder services fee paid by each portfolio of the Trust does not exceed 0.20% through the period ending October 31, 2001.

      If the foregoing correctly sets forth the agreement between the Trust and Stratevest, please so indicate by signing and returning to the Trust the enclosed copy hereof.

                                Very truly yours,

                                    THE STRATEVEST GROUP, N.A.


                                    By:  /S/ STEVE EDDY
                                       --------------------------------
                                    Title:   Vice President

AGREED TO AND ACCEPTED:

Stratevest Funds

By:    /S/ BETH S. BRODERICK
   ---------------------------
Title:    Vice President